UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2020

MARRONE BIO INNOVATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36030	20-5137161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1540 Drew Avenue, Davis, CA 95618

(Address of Principal Executive Offices, and Zip Code)

(530) 750-2800

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	MBII	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On March 5, 2020, George H. Kerckhove, 82, a member of the Board of Directors (the “Board”) of Marrone Bio Innovations, Inc. (the “Company”) and Chair of the Audit Committee of the Board, notified the Board of his intention to retire from service with the Company for personal reasons. Mr. Kerckhove tendered his resignation as a member of the Board and each of its committees effective April 1, 2020, after the anticipated completion of the Company’s audit process for the fiscal year ended December 31, 2019 and the filing of the Company’s related Annual Report on Form 10-K with the Securities and Exchange Commission (the “SEC”). The Board thanks Mr. Kerckhove for his six years of exemplary leadership and guidance.

Also on March 5, 2020, in connection with Mr. Kerckhove’s upcoming retirement, the Board appointed Zachary S. Wochok, an independent member of the Board since 2016 and a member of the Audit Committee since 2018, to become Chair of the Audit Committee effective April 1, 2020. The Board has determined that Mr. Wochok is an “audit committee financial expert,” as defined under the applicable SEC rules.

Mr. Kerckhove’s retirement and resignation from the Board is not the result of any disagreement with the Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRONE BIO INNOVATIONS, INC.

Date: March 11, 2020	By:	/s/ Linda V. Moore
	Name:	Linda V. Moore
	Title:	Executive Vice President, General Counsel, Secretary and Chief Compliance Officer